BYLAWS

                                       OF

                               HYBRID FUELS, INC.,

                              a Nevada Corporation

                                    ARTICLE I

                                     OFFICES

SECTION  1.  PRINCIPLE  EXECUTIVE  OFFICE

     The principle executive of the Corporation shall be in the City of Kelowna, Province of British Columbia, Canada.

     The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

                                   ARTICLE II

                              SHAREHOLDERS MEETING

SECTION  1.  PLACE  OF  MEETING

     All meetings of the shareholders shall be held at the principle executive office of the Corporation or at such other place as may be determined by the Board of Directors.

SECTION  2.  ANNUAL  MEETING

     The annual meeting of the shareholders shall be held on or before the 31st day of May each year, at 10:00 A.M., if not a holiday, at which time the shareholders shall elect a Board of Directors (every two years, or as otherwise appropriate) and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

SECTION  3.  SPECIAL  MEETINGS

     Special meetings of the shareholders may be called by the Beard of Directors, the President or by one or more shareholders holding not less than 10 percent of the votes of the Corporation or such additional persons as may be provided in the Articles or Bylaws.

SECTION  4.  NOTICE  OF  MEETINGS  OF  SHAREHOLDERS

     Notice of meetings, annual or special, shall be given, in writing, to shareholders entitled to vote at the meeting, by the Secretary or an Assistant Secretary, or, if there be no such officer, or in the case of his neglect or refusal, by any one Director or designated person.


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     Such  notices  shall  be  given either personally or by first class mail or other means of written communication, addressed to the shareholder, at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice shall be given not less than 15 nor more than 60 days before date of the meeting.

SECTION  5.  WAIVER  OF  NOTICE

     A  Waiver of Notice shall state the place, date and hour of the meeting and
(1), in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2), in the case of an annual meeting, those matters which the Board at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 6 of these Articles that any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of the nominees which, at the time of the notice, the Board of Directors intends to present for election. Notice of any adjourned meeting need not be given un-less a meeting is adjourned for 45 days or more from the date set for the original meeting.

SECTION  6.  SPECIAL  NOTICE  AND  WAIVER  OF  NOTICE  REQUIREMENT

     Request for approval of the following must be contained in the notice or waiver of notice;

     1 Approval of a contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any corporation, firm or association in which one or more of its Directors has a material financial interest;
     2.  To  indemnify  an  agent  of  the  Corporation;  or
     3.  To  approve  the  principle  terms  of  a  reorganization;  or
     4. Approval of a plan of distribution as part of the winding up of the Corporation;

     Prompt notice shall be given of the taking of any other Corporate action approved by the shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

     Notwithstanding any of the foregoing provisions of this Section, Directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of Directors.


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     A  written  Consent  may  be  revoked  by a written notice  received by the
Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

SECTION  8.  QUORUM

     A. majority of the shareholders entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law except as provided in the following provisions of this Section.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to constitute a quorum

     In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the foregoing provisions of this Section.

SECTION  9  VOTING

     Shareholders entitled to vote shall be only persons in whose names shares entitled to vote stand on the record date for voting purposes fixed by the Board of Directors pursuant to Article VIII Section 3 of these Bylaws, or, if there be no such fixed date so fixed, on the record dates given below.
If  no  record  date  is  fixed

     1. The record date for determining shareholders entitled to notice of, or to vote at a meeting of shareholder, shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business clay next preceding the day on which the meeting is held.

     2. The record date for determining the Shareholders entitled to give consent to corporate actions in writing without a meeting when no prior action by the Board is necessary, shall be the day on which the first written consent is given.


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     3.  The  record  date  for  determining  shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     Every shareholder entitled to vote shall be entitled to one vote for each share held.

SECTION  10.  PROXIES

     Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy executed by such person or his duly authorized agent, with the Secretary of the Corporation.

     A proxy shall not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.

                                   ARTICLE III

                              DIRECTORS, MANAGEMENT

SECTION  1.  POWERS

     Subject to any limitations in the Articles of Incorporation and to the provisions of the Corporation's Code, the business and affairs of the Corporation shall be managed and all Corporate powers shall be exercised by, or under the direction of, the Board of Directors.

SECTION  2.  NUMBER

     The authorized number of Directors shall be 3 to 7 until changed by amendment to the Articles of these Bylaws.

     After Issuance of shares, this Bylaw may only be amended by approval of a majority of outstanding shares entitled to vote.

SECTION  3.  ELECTION AND TENURE OF OFFICE

     The Directors shall be elected at the annual meeting of the shareholders and hold office for two years or until their successors have been elected and qualified at the annual meeting

SECTION  4.  VACANCIES

     A vacancy on the Board of Directors shall exist in the case of death, resignation or removal of any Director, or in case the authorized number of Directors is increased, or in case the share holder fail to elect the full, authorized number of Directors at any annual or special meeting of the shareholders at which any Director is elected. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, or who has been convicted of a felony.


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     Except for a vacancy created by the removal of a Director, vacancies on the
Board of Directors may be filled by a majority vote of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until the next annual meeting of the shareholders and until his successor has been elected and qualified. The shareholders may elect a Director at any time to fill a vacancy not filled by the Directors. Any such election by written consent requires the consent of a majority of the out-standing shares entitled to vote, except that the unanimous writ-ten consent of the shareholders shall be required to fill a vacancy on the Board caused by the removal of a Director. Any Director may resign effective upon the Secretary of the Board of Directors of the Corporation unless the notice specifies a later time f or the effectiveness of such resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of Directors does not remove any Director prior to the expiration of such Director's term in office.

SECTION  5.  REMOVAL

     Any or all of the Directors may be removed without cause if such removal, is approved by a majority of the outstanding shares entitled to vote.

     Except as provided in the Bylaws, a Director may not be re-moved prior to expiration of such Director's term of office.

     The superior court of the proper county may, on the suit of shareholders holding at least 10 percent of the number of out-standing shares of any class, remove from office any Director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from re-election any Director so removed for a period prescribed by the court. The Corporation shall be made a party to such action.

SECTION  6.  PLACE  OF  MEETINGS

     Meetings of the Board of Directors shall be held at any place, within of without the State, which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principle executive office of the Corporation or as designated from time to time by resolution of the Board of Directors.


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
SECTION  7.  CALL  AND  NOTICE  OF  MEETINGS

     Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or Vice President, or Secretary or any two Directors.

     Regular annual meetings of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Special meetings of the Board of Directors shall be held upon 2 days notice or 48 hours notice delivered personally or by telephone, or telegraph/telefax A notice or waiver of notice need not specify the purpose of any special meeting of the Board of Directors.

SECTION  8.  QUORUM

     A quorum of all meetings of the Board of Directors shall be 4 of the authorized directors, or the majority of directors currently on the Board.

     Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is pre-sent is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION  9.  WAIVER  OF  NOTICE

     The transactions of any meeting of the Board, however called arid noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a con-sent to holding the meeting or approval of the minutes thereof. All such waivers, consents on approval shall be filed with the Corporate records or made part of the minutes of the meeting.

SECTION  10.  ACTION  WITHOUT  MEETING

     Any  action  required  or  permitted  to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.


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
SECTION  11.  COMPENSATION

     No salary shall be paid to Directors, as such, for their services, but by resolution, the Board of Directors may allow a fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attendance at meetings.

                                   ARTICLE IV

                                    OFFICERS

SECTION  1.  OFFICERS

     The Officers of the Corporation shall be a President, Vice President, a Secretary and a Treasurer, or combination Secretary- Treasurer, who shall be the Chief Financial Officer of the Corporation. The Corporation may also have such other officers with such titles and duties as shall be determined by the Board of Directors. Any number of offices may be held by the same person.

SECTION  2.  ELECTION

     All Officers of the Corporation shall be chosen by the Board Each Officer shall hold of ice until hi death, resignation or removal or until his successor shall be chosen and qualified. A vacancy in any office because of death, resignation or removal or other cause shall be filled by the Board.

SECTION  3.  REMOVAL  AND  RESIGNATION

     An Officer may be removed at any time, either with or with- Out cause, by the Board. An Officer may resign at any time upon written notice to the Corporation and given to the Board, the President. or the Secretary of the Corporation. Any such resignation shall take effect at the day of receipt of such notice or any other time specified therein. The acceptance of a resignation shall not be necessary to make it effective.

SECTION  4.  PRESIDENT

     The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction arid control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and Directors and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or Bylaws -


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
SECTION  5.  VICE  PRESIDENT

     In the absence or disability of the President, the Vice President, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all duties of the President, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. Each Vice President shall have such other powers and perform such ether duties as may from time to time be prescribed by the Board of Directors.

SECTION  6.  SECRETARY

     The Secretary shall keep, or cause to be kept, at the principle executive office of the Corporation, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given or the waivers of notice, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, the original or a copy of the Bylaws as amended or otherwise altered to date, certified by him or her.

     The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors required to be given by law or the Bylaws.

     The Secretary shall have charge of the seal of the Corporation and have such other powers and perform such other duties as may, from time to time, be prescribed by the Board and Bylaws.

SECTION  7.  TREASURER

     The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of ac-counts arid the properties and business transactions of the Corporation.

     The Treasurer shall deposit monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation in payment of the just demands against the Corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall have such powers and perform such other duties as may from time to time be prescribed by the Board of Directors or Bylaws.


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SECTION  8  COMPENSATION

     The salaries of the Officers shall be fixed, from time to time, by the Board of Directors

                                    ARTICLE V

                              EXECUTIVE COMMITTEES

SECTION  1.

     The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the plea-sure of the Board. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

          a. The approval of any action for which this division also requires shareholders' approval of the outstanding shares.

          b     The  filling  of  vacancies  on  the  Board or in any committee.

          c. The fixing of compensation of the Directors for serving on the Board or on any committee.

          d.     The  amendment  or  repeal  of  Bylaws  or  the adoption of new
Bylaws.

          e. The amendment or repeal of any resolution of the Board which by its express terms is not amendable or repealable.

          f. A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

          g. The appointment of other committees of the Board or the members thereof.

                                   ARTICLE VI

                          CORPORATE RECORDS AND REPORTS

SECTION  1.  INSPECTION  BY  SHAREHOLDERS

     If no annual report for the last fiscal year has been sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than 120 days after the close of that fiscal year, deliver or mail to the person making the re-quest within 30 days thereafter the financial statements required for that year. A shareholder or shareholders holding at least 10 percent of the


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outstanding  shares of any class of shares of the Corporation may make a written request to the Corporation for an income statement of the Corporation for the three month, six month or rime month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the Corporation as of the end of the period and, in addition, if no annual report for the last fiscal year has been sent to the shareholders, statements for the last fiscal year. The statements shall be delivered or mailed to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principle office of the Corporation for 12 months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder.

     The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this Section may be made in person or by agent or attorney.

     The accounting books and records and minutes of proceedings of the Corporation and the Board also shall be open to inspection upon the written demand to the Corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     Shareholders shall also have the right to inspect the original or copy of these Bylaws, as amended to date, kept at the Corporation's principle executive of f ice, at all reasonable times during business hours.

SECTION  2.  INSPECTION  BY  DIRECTORS

     Every Director shall have the absolute right, at any reason-able time, to inspect all books, records, and documents of every kind and to inspect the physical properties of the Corporation, domestic or foreign. or which such person is a Director. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right t copy and make extracts.


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
SECTION  3.  RIGHT  TO  INSPECT  WRITTEN  RECORDS

     If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not maintained in written form, a request for inspection is not complied with unless and until the Corporation, at its' expense, makes such records available in written form,

SECTION  4.  WAIVER  OF  ANNUAL  REPORT

     The annual report to shareholders is hereby expressly waived, provided that this Corporation has less than 100 shareholders on record of its shares or that the Corporation maintains its "non-reporting" status with the Securities and Exchange Commission, should the Corporation's shares be publicly traded. This waiver shall be subject to any provision of law allowing share-holders to request the Corporation to furnish financial state-merits and art accompanying annual report of activity.

SECTION  5.  CONTRACTS,  ETC.

     The Board of Directors, except as otherwise provided in the Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority of bind the Corporation by any contract or engagement, or to pledge its' credit, or to render it liable for any purpose or to any amount.

                                   ARTICLE VII

                       INDEMNIFICATION OF CORPORATE AGENTS

SECTION  1.

     The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts, actually and reasonably incurred by such person by reason of such persons having been made or having been threatened to be made a party to a proceeding, to the fullest extent permissible. The Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required, if any.

                                  ARTICLE VIII

                                     SHARES

SECTION  1.  CERTIFICATES

     The Corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order, and state the name of the record holder of the shares regarding transfer, it shall be the duty of the Secretary of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its share register.


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
SECTION  3.  RECORD  DATE  AND  CLOSING  OF  TRANSFER  BOOKS

     The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of arid to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights with respect to any other lawful action. The record date so fixed shall not be more than 60 days nor less than 30 days prior to the date of the meeting or event for the only purpose of which it is fixed. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than 60 days prior to the date of a shareholders meeting, the date when the right to any dividend, distribution, or allotment or rights vests, or the effective date of any change, conversion or exchange of shares.


                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

SECTION  1.  BY  SHAREHOLDERS

     Bylaws may be adopted, amended or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. A Bylaw which reduces the fixed number of Directors to a number less than 3 shall not be effective if the votes cast against its adoption are equal to more than 51 percent of the outstanding shares entitled to vote.

SECTION  2.  BY  DIRECTORS

     Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of Directors may be adopted by the Board of Directors only if prior to the issuance of shares.

                                   CERTIFICATE

     This is to certify that the foregoing is a true and correct copy of the Bylaws of the Corporation, named in the title thereto and that such Bylaws were duly adopted by the Board of Directors of said Corporation on the date set forth below.

     ON  BEHALF  OF  THE  CORPORATION  on  May  28,  1998


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